EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in this Registration Statement of Comfort Systems USA, Inc. on Form S-1 of our report dated March 24, 1998, relating to the combined financial statements of F&G Mechanical Corp. & Affiliate as of December 31, 1997, and for the year then ended.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.

Port Chester, New York
April 23, 1998